Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as may be amended or restated, this “Agreement”) is dated as of June 30, 2025, between Polomar Health Services, Inc., a Nevada corporation (the “Company”), and Reprise Management, Inc., a California corporation (including its successors and assigns, “Purchaser”).

WHEREAS, the Company and the Purchaser are parties to that certain Promissory Note and Loan Agreement dated August 13, 2024, in the principal sum of $700,000 (the “Loan Agreement”).

WHEREAS, the balance due and owing to Purchaser under the Loan Agreement, as of the date hereof, is $897,549.74.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Beneficial Ownership” shall have the meaning ascribed to such term in Section 4.10(d).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date mutually agreed upon by the Company and the Purchaser, provided, that, the conditions set forth in Sections 2.3(a) and 2.3(b) have been satisfied or waived but, pursuant to Section 5.1, in no event later than June 30, 2025.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0003 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Company Stockholders Meeting” shall have the meaning ascribed to such term in Section 4.10(a).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of each of the Shares.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(f).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction that has the practical effect of creating any of the foregoing.

“Material Adverse Effect” means: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the Company’s authority or ability to perform on a timely basis in any material respect its obligations under any Transaction Document or (iii) a material adverse change in the results of operations, assets, business or condition (financial or otherwise) of the Company.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(q).

“Per Share Purchase Price” means $5,000.00 per share.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Purchaser” shall have the meaning ascribed in the preamble to this Agreement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.

“Securities Act” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Shares” means the shares of Preferred Stock issued or issuable to Purchaser pursuant to this Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successor exchanges of any of the foregoing).

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 60 shares of Series A Convertible Preferred Stock. The purchase price shall be $300,000 (the “Purchase Price”). On the Closing Date, Purchaser shall deliver to the Company, the Purchase Price, and the Company shall deliver to such Purchaser its Shares as determined pursuant to Section 2.2(a), and the Company and Purchaser shall deliver the other items set forth in Section 2.2. The Closing shall occur at such other location as the Company and Purchaser mutually agree.

2.2 Deliveries.

(a) Company Deliverables. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser at the Closing the following:

(i) a certificate of the Secretary of the Company, dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (B) certifying that the shareholders of the Company have adopted resolutions approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (C) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company, and (D) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(ii) an officer’s certificate certifying that the conditions to close found in Section 2.3(b)(i) and (ii) have been satisfied;

(iii) a copy of the Registration Rights Agreement executed by the Company; and

(iv) payment in the amount of $300,000 to be applied against the outstanding balance due under the Loan Agreement.

(b) Purchaser’s Deliverables. On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price.

2.3 Closing Conditions.

(a) Company Conditions to Close. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Company:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Purchaser of the items set forth in Section 2.2(b).

(b) Purchaser’s Conditions to Close. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived by Purchaser at Closing:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a); and

(iv) no action shall have been taken and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Purchaser:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Restated Articles of Incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization; Enforcement. Subject to obtaining Stockholder Approval, the Company has all requisite corporate power and corporate authority to enter into and to perform its obligations under the Transaction Documents, to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, and to issue (or reserve for issuance) the Securities in accordance with the terms thereof. Subject to obtaining Stockholder Approval, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof (including the issuance of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required by the Company or the Board of Directors. This Agreement and each of the other Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”).

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and after obtaining Stockholder Approval, the issuance of the Shares and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s Restated Certificate of Incorporation or bylaws, (ii) conflict with, violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) or by which any property or asset of the Company is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares).

(e) Issuance of the Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Conversion Shares, when issued in accordance with the Company’s Certificate of Incorporation, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Preferred Stock issuable pursuant to this Agreement as of the date hereof and the maximum number of Conversion Shares issuable upon conversion of the Shares and the Warrant Shares as of the date hereof.

(f) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares.

(g) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(g) that may be due in connection with the transactions contemplated by the Transaction Documents.

(h) Investment Company. The Company is not and immediately after receipt of payment for the Shares will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(j) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(k) Capitalization. (i) The authorized capital stock of the Company consists of 295,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value per share, of the Company. As of the date hereof, there were (i) 27,657,679 shares of Common Stock outstanding; (ii) no shares of Preferred Stock outstanding; (iii) an aggregate of 387,715 shares of Common Stock subject to distribution to directors of the Company pursuant to duly executed and ratified Director Services Agreements. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any stock option plan of the Company will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued and fully paid.

(ii) Except as set forth in Section 3.1(k)(i) and for issuance of equity awards to officers, directors, employees, consultants, advisors or contractors of the Company pursuant to stock option, stock purchase plans or other equity incentive plans on terms approved by the Company’s Board of Directors, there are no issued, reserved for issuance or outstanding (A) shares of capital stock or other voting securities of or ownership interests in the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (C) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company.

3.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the execution of this Agreement on the date hereof to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Purchaser is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by Purchaser and the consummation by Purchaser of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Purchaser is subject (including federal and state securities laws and regulations) or by which any property or asset of Purchaser is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or in the other Transaction Documents or the authority or ability of Purchaser to perform it obligations under the Transaction Documents.

(c) Understandings or Arrangements. Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(d) Disclosure. Purchaser acknowledges and agrees that the Company is not making any representation or warranty and has not made any representation or warranty other than those set forth in the Transaction Documents. The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Use of Proceeds. The Company shall use the net proceeds to make a payment against the outstanding balance due under the Loan Agreement.

4.2 Indemnification of Purchaser. Subject to the provisions of this Section 4.2, the Company will indemnify and hold Purchaser and its directors, officers, stockholders, members, partners and employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon (i) a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder, (ii) any violations by Purchaser of state or federal securities laws or (iii) any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others, and any liabilities the Company may be subject to pursuant to law.

4.3 Reservation of Preferred Stock and Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Preferred Stock and Conversion Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.4 Conversion to Common Stock. In order to facilitate a timely conversion of the Preferred Stock into Common Stock, at the election of a Purchaser, the Company and the Purchaser shall execute an election of conversion notice in substantially the same form as Exhibit D-1 attached hereto. The Company represents and warrants that the foregoing documents are the only documents that the Company requires in order to convert the Preferred Stock into Common Stock within 2 business days of a request to so convert.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in this Section 5.1 to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties solely with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, solely with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of doubt, the parties acknowledge and agree that each of the confidentiality agreements entered into prior to the date hereof between Purchaser and the Company is superseded by entry into this Agreement and the parties hereby agree that each such agreement shall be deemed terminated in its entirety and of no further force or effect, in each case effective as of the execution of this Agreement by the Company and the Purchaser who is a counterparty to such agreement (or an Affiliate of Purchaser).

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). If, after the Closing Date, Purchaser assigns any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Shares, such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares, provided, however, that the representations and warranties of the Company contained herein shall terminate with respect to Purchaser when such Purchaser no longer holds any Shares.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also execute a customary affidavit and pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Preferred Stock or Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Preferred Stock or Common Stock that occur after the date of this Agreement.

5.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

POLOMAR HEALTH SERVICES, INC.

/s/ Terrence M. Tierney
By:	Terrence M. Tierney
Its:	President

Address for Notice:

10940 Wilshire Boulevard
Suite 1500
Los Angeles, CA 90024

REPRISE MANAGEMENT, INC.

/s/ Daniel Gordon
By:	Daniel Gordon
Its:	President

Address for Notice:

11420 Santa Monica Boulevard
#251961
Los Angeles, CA 90025